ELECTRO-SENSORS, INC. AND SUBSIDIARIES
          CALCULATION OF WEIGHTED AVERAGE NUMBER OF COMMON SHARES AND INCOME FOR DETERMINATION OF EARNINGS PER SHARE OF COMMON STOCK

                                   EXHIBIT 11




                                                                 1996                1995         1994
--------------------------------------------------------------------------    -------------- ------------
Common shares:
     Weighted average common shares:
        Outstanding                                             1,941,163         1,901,840    1,878,278
        For stock options                                          23,403            13,085       23,172
--------------------------------------------------------------------------    -------------- ------------

     Weighted average number of common
        shares and common stock
        equivalents outstanding                                 1,964,566         1,914,925    1,901,450

Additional shares for stock options                                   918             8,912          808
--------------------------------------------------------------------------    -------------- ------------

     Weighted average number of common
        shares and common stock
        equivalents outstanding
        assuming full dilution                                  1,965,484         1,923,837    1,902,258
========================================================================================================

     Net income applicable to common shares
        and common stock equivalents                            $ 462,853         $ 785,256    $ 459,713
========================================================================================================

     Net income applicable to common shares
        and common stock equivalents,
        assuming full dilution                                  $ 462,853         $ 785,256    $ 459,713
========================================================================================================
